FIRST SUPPLEMENTAL INDENTURE
                         (dated as of December 23, 1998)

                                     to the

                               INDENTURE OF TRUST
                          (dated as of March 18, 1997)

                                     between

                     MAIN PLACE REAL ESTATE INVESTMENT TRUST

                                       and

                        FIRST TRUST NATIONAL ASSOCIATION

                          ------------------------------
                                 $1,000,000,000
                  Mortgage-Backed Bonds, Series 1997-1 Due 2000
                           ------------------------------

                          FIRST SUPPLEMENTAL INDENTURE



               FIRST SUPPLEMENTAL INDENTURE, dated as of December 23, 1998, between Main Place Funding, LLC, a Delaware limited liability company formerly known as Main Place Holdings, LLC (the "Company"), as successor in interest to Main Place Real Estate Investment Trust, a Maryland real estate investment trust (the "Issuer"), and U.S. Bank Trust National Association (the "Trustee"), formerly known as First Trust National Association ("First Trust") and the trustee under that certain Indenture of Trust dated as of March 18, 1997, between the Issuer and First Trust (the "Indenture").

               WHEREAS, the Issuer and First Trust previously entered into the Indenture, pursuant to which the Issuer issued $1,000,000,000 aggregate principal amount of Mortgage-Backed Bonds, Series 1997-1 Due 2000; and

               WHEREAS, pursuant to that certain Agreement of Merger dated as of October 15, 1998, Main Place Holdings Corporation, a Delaware corporation, merged with and into the Company, with the Company as the surviving entity of the merger; and

               WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of December 22, 1998, by and among the Company and the Issuer, the Issuer merged with and into the Company, with the Company as the surviving entity of the merger; and

               WHEREAS, the Company, as successor in interest to the Issuer, wishes to enter into this First Supplemental Indenture pursuant to Sections 7.01(1), (2) and 8.01(1) of the Indenture to evidence the succession of the Company to the Issuer and the assumption by the Company of the covenants of the Issuer under the Indenture and the Securities (as defined in the Indenture) issued pursuant to the Indenture; and

               WHEREAS, all acts necessary to cause this First Supplemental Indenture to constitute a valid, binding and legal obligation of the Company have been done and performed.

               NOW, THEREFORE, witnesseth that, in consideration of the premises and of the covenants contained herein, it is hereby agreed as follows:

          1. All references to the Issuer in the Indenture shall hereinafter refer to the Company, as successor in interest to the Issuer.

          2. The Company hereby expressly assumes all rights and obligations of the Issuer under the Indenture in respect of the Securities and the Collateral (as defined in the Indenture) and expressly assumes every covenant of the Indenture on the part of the Issuer to be performed or observed.

          3. The Company hereby expressly confirms that the Collateral shall secure its obligations under the Securities and the Indenture.

          4. Except as expressly set forth herein, the Indenture shall remain unchanged and in full force and effect.

          5. The First Supplemental Indenture shall be governed by and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

          6. This First Supplemental Indenture may be executed in any number of counterparts, each of which may be an original, but all of which, taken together, shall constitute one and the same instrument.

           (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS)

               IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.



                                            MAIN PLACE FUNDING, LLC


                                            By: /s/ John E. Mack
                                                ------------------------
                                                Name:
                                                Title:



                                            U.S. BANK TRUST NATIONAL ASSOCIATION
                                            as Trustee


                                            By: /s/ S. Christopherson
                                                ------------------------
                                                Authorized Signatory
                                                Name:  S. Christopherson
                                                Title: Vice President